Exhibit (b)(iii)

EXECUTION COPY

AMARIN CORPORATION PLC
Block 3, The Oval
Shelbourne Road
Ballsbridge, Dublin
Ireland

As of August 5, 2009

Citibank, N.A. – Depositary Receipts Department
388 Greenwich Street
New York, New York  10013

Amarin Corporation PLC
Ester Acquisition - II

Ladies and Gentlemen:

Reference is hereby made to the Deposit Agreement, dated as of March 29, 1993, as amended by Amendment No. 1 to Deposit Agreement, dated as of October 8, 1998, and by Amendment No. 2 to Deposit Agreement, dated as of September 25, 2002, by and among Amarin Corporation plc (the “Company”), Citibank, N.A., as Depositary (the “Depositary”), and all Holders from time to time of American Depositary Receipts (“ADRs”) evidencing American Depositary Shares (“ADSs”) issued thereunder, as supplemented by Letter Agreements, dated as of March 29, 2006, April 11, 2006, October 16, 2007, December 5, 2007 and May 16, 2008 (the Deposit Agreement, dated as of March 29, 1993, as so amended and supplemented, the “Deposit Agreement”).  All capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Deposit Agreement.

The Company entered into a Stock Purchase Agreement, dated  December 5, 2007 (the “2007 Purchase Agreement”), with the former shareholders of Ester Neurosciences Limited (“Target”) pursuant to the terms of which the Company issued and delivered Shares in the form of ADSs to the former shareholders of Target (the “2007 Transaction”).  The Company has subsequently entered into an Amendment and Waiver Agreement, dated May 25, 2009 (the “2009 Agreement”), with the former shareholders of Target pursuant to the terms of which the Company is to issue and deliver additional Shares in the form of ADSs for the benefit of such former shareholders (the “2009 Transaction”).

The issuance of Shares in the form of ADSs pursuant to the 2009 Transaction is intended to be exempt from registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), pursuant to Regulation S thereunder.  The Shares to be issued in the 2009 Transaction and to be deposited with the Custodian (as agent for the Depositary) will not be “restricted securities” (within the meaning given to such term in Rule 144 under the Securities Act) and will not be subject to any restrictions on transfer or cancellation, but the ADSs to be issued by the Depositary in respect of the Shares so deposited will be subject to a prohibition on transfer in the U.S. or to “U.S. Persons” (as defined in Regulation S under the Securities Act) for 40 days expiring on September 14, 2009 (the “Expiration Date”).

The Company intends to deposit, on or about August 5, 2009, a total of 1,315,789 Shares (the “2009 Transaction Shares”) with the Custodian (and to pay all applicable UK stamp duty reserve tax in respect thereof) and hereby instructs the Depositary as follows:

(i)           upon receipt of confirmation from the Custodian of the due deposit by the Company of the 2009 Transaction Shares, the Depositary is to issue a total of 1,315,789  Uncertificated ADSs (the “2009 Transaction ADSs”) to the person identified in Schedule I hereto (the “2009 Transaction ADS Holder”), subject to the limitations specified below;

(ii)           the 2009 Transaction ADSs are to be registered in the name of the 2009 Transaction ADS Holder, in its capacity as nominee on behalf of the Sellers (as defined in the 2007 Purchase Agreement), and issued subject to a prohibition on transfer in the U.S. or to U.S. Persons (as defined in Regulation S under the Securities Act) until the Expiration Date and the Depositary is to impose a “Stop Transfer” notation on each of the 2009 Transaction ADS accounts established in the name of the 2009 Transaction ADS Holder;

(iii)           the Depositary shall not permit any 2009 Transaction ADSs to be transferred or certificated on or prior to the Expiration Date but shall permit Holders of 2009 Transaction ADSs to present such 2009 Transaction ADSs for cancellation prior to the Expiration Date and to withdraw the corresponding 2009 Transaction Shares upon (x) the terms and subject to the applicable conditions of the Deposit Agreement, and (y) receipt from the applicable Holder of a duly completed and signed Withdrawal Certification substantially in the form attached hereto as Schedule II;

(iv)           the Depositary shall cause the “Stop Transfer” notation  referenced above to be lifted from the 2009 Transaction ADSs at close of business in New York on the Expiration Date;

(v)           prior to the Expiration Date, the 2009 Transaction ADSs are to be treated by the Depositary on the same terms as all other ADSs issued and outstanding under the Deposit Agreement, except for (i) the limitations set forth above and (ii) Restricted ADSs which the Depositary and the Company may agree, or have agreed, to treat separately from the ADSs outstanding under the Deposit Agreement; and

(vi)           after the Expiration Date, the 2009 Transaction ADSs are to be treated by the Depositary on the same terms as all other ADSs then issued and outstanding under the Deposit Agreement, except for Restricted ADSs which the Depositary and the Company may agree, or have agreed, to treat separately from the ADSs outstanding under the Deposit Agreement.

2

The Company represents and warrants that (x) the 2009 Transaction Shares (i) have been validly issued, are fully paid and non-assessable, and free of any preemptive rights of the holders of outstanding Shares, (ii) are of the same class as, and rank pari passu with, the other Shares on deposit under the Deposit Agreement, (iii) have been deposited  free of all liens, security interests and encumbrances, and (iv) are, upon withdrawal from the ADR facility existing pursuant to the terms of the Deposit Agreement, freely transferable outside the U.S., and (y) the transfer restrictions applicable to the 2009 Transaction ADSs are set forth in the 2009 Agreement and each of the former Target shareholders who may receive 2009 Transaction ADSs has signed the 2009 Agreement (through Medica II Management L.P., as representative of the former Target shareholders).  These representations and warranties shall survive the deposit of the 2009 Transaction Shares and the issuance and delivery by the Depositary of the 2009 Transaction ADSs.

The Company agrees to take all commercially reasonable steps necessary to ensure that the acceptance of the deposit of 2009 Transaction Shares, the issuance and delivery of the 2009 Transaction ADSs and the removal of the “Stop Transfer” at the Expiration Date, in each case upon the terms and conditions set forth herein, do not violate the provisions of the Securities Act or any other applicable laws, rules or regulations.

The Company shall, prior to the issuance date of the 2009 Transaction ADSs, cause (A) its U.S. counsel to deliver an opinion to the Depositary stating that the deposit of the 2009 Transaction Shares and the issuance and delivery of the 2009 Transaction ADSs to the New ADS Holders, in each case upon the terms contemplated herein, do not require registration under the Securities Act, (B) its English counsel (which may be in-house counsel to the Company) to deliver an opinion to the Depositary as to English law stating, subject to such customary assumptions and reservations as they shall consider necessary or appropriate, that the deposit of the 2009 Transaction Shares by the Company with the Custodian in accordance with the terms of the Deposit Agreement (as supplemented by this letter agreement) does not violate any English corporate or securities laws, and (C) a certificate of a duly authorized officer of the Company stating that (i) all governmental approvals, permits, consents and authorizations known by the Company to be required to be obtained by it in England for the transactions contemplated in this instructions letter have been obtained and are in full force and effect, and (ii) none of the terms of this instructions letter, and none of the transactions contemplated herein, conflict with any agreement to which the Company is a party.

The Company confirms that the indemnification provisions of Section 5.08 of the Deposit Agreement shall apply to the deposit of the 2009 Transaction Shares, the issuance of 2009 Transaction ADSs, the removal of the transfer restrictions set forth herein with respect to the 2009 Transaction ADSs, and the withdrawal of 2009 Transaction Shares, in each case upon the terms set forth herein, as well as to any other acts performed or omitted by the Depositary as contemplated by this instructions letter.

3

This instructions letter shall be interpreted and all the rights and obligations hereunder shall be governed by the laws of the State of New York without regard to the principles of conflicts of law thereof.

AMARIN CORPORATION PLC

By:	/s/ W.T. Mason
	Name:	W.T. Mason
	Title:	Director
	Date:	8/5/09

AGREED: CITIBANK, N.A., as Depositary

By:	/s/ Keith G. Galfo
	Name:	Keith G. Galfo
	Title:	Vice President
	Date:	8/5/09

SCHEDULES

I	2009 Transaction ADS Holder
II	Withdrawal Certification

4

SCHEDULE I

_____________________

2009 Transaction ADS Holder
_____________________

Name of 2009 Transaction ADS Holder	Address of 2009 Transaction ADS Holder	Number of 2009 Transaction ADSs
Saebo Management Limited (as nominee for the former shareholders of Ester Neurosciences Limited)	Montigfiory Branch 39 Montifiory Street Tel Aviv, Israel	1,315,789 ADSs
	TOTAL:	1,315,789 ADSs

I-1

SCHEDULE II

_____________________

Withdrawal Certification 1
_____________________

Citibank, N.A., as Depositary
c/o Agency & Trust Department
111 Wall Street, 15th Floor/Zone 8
New York, New York  10043

Attn.:  Broker Services

Amarin Corporation plc (2009 Transaction ADSs -- Cusip No.:  023111206)

Dear Sirs:

Reference is hereby made to (i) the Deposit Agreement, dated as of March 29, 1993, as amended by Amendment No. 1 to Deposit Agreement, dated as of October 8, 1998, and as further amended by Amendment No. 2 to Deposit Agreement, dated as of September 25, 2002 (the Deposit Agreement as amended by Amendment No. 1 to Deposit Agreement and Amendment No. 2 to Deposit Agreement, the “Deposit Agreement”), by and among Amarin Corporation plc (formerly known as “Ethical Holdings plc”), a corporation organized and existing under the laws of England (the “Company”), Citibank, N.A., as Depositary (the “Depositary”), and all Holders from time to time of American Depositary Receipts (the “ADRs”) evidencing by American Depositary Shares (“ADSs”) issued thereunder, (ii) the Letter Agreements, dated as of March 29, 2006 and as of October 16, 2007, respectively, by and between the Company and the Depositary, and (iii) the Supplemental Letter Agreement, dated as of August 5, 2009 (the “Letter Agreement”), by and between the Company and the Depositary.  Capitalized terms used but not defined herein shall have the meanings given to them in the Deposit Agreement, or, in the event so noted herein, in the Letter Agreement.

This Withdrawal Certification is being furnished in connection with the withdrawal of 2009 Transaction Shares upon surrender of 2009 Transaction ADSs (as defined in the Letter Agreement) to the Depositary.

(A)           We acknowledge, or, if we are acting for the account of another person, such person has confirmed to us that it acknowledges, that the issuance of the 2009 Transaction Shares in the form of 2009 Transaction ADSs has not been registered under the Securities Act; and

1 To be obtained, on or prior to September 14, 2009, in connection with any cancellation of 2009 Transaction ADSs for purpose of withdrawal of the corresponding 2009 Transaction Shares.

(B)           We certify that we, and, if we are not the beneficial owner, the beneficial owner has certified that (i) it will sell the 2009 Transaction Shares received upon cancellation of 2009 Transaction ADSs in compliance with the requirements of the U.S. securities laws (including, without limitation, the applicable laws of the states of the United States) and (ii) any sale of the 2009 Transaction Shares at any time on or before September 14, 2009 will be effected only outside the U.S. and to persons other than “U.S. Persons” (as defined in Regulation S under the Securities Act), and that we, and, if we are not the beneficial owner, the beneficial owner has certified that it, will not, on or prior to September 14, 2009 deposit, or cause to be deposited, the 2009 Transaction Shares received upon cancellation of 2009 Transaction ADSs into any depositary receipts facility established or maintained by a depositary bank in respect of the Shares.

The undersigned hereby instructs the Depositary to cancel the 2009 Transaction ADSs specified below, to deliver the 2009 Transaction Shares represented thereby as specified below and, if applicable, to issue to the  undersigned a statement identifying the number of 2009 Transaction ADSs held by the undersigned and not cancelled pursuant to these instructions.  The undersigned appoints the Depositary and any of its authorized representatives as its attorney to take the actions contemplated above on behalf of the undersigned.

Name of Owner:	__________________________________
Social Security Number of Owner:	__________________________________
Account Number of Owner:	__________________________________
Number of 2009 Transaction ADSs to be cancelled:	__________________________________
Delivery Information for delivery of 2009 Transaction Shares represented by 2009 Transaction ADSs to be cancelled:	__________________________________ __________________________________ __________________________________
Signature of Owner:	__________________________________ (Identify Title if Acting in Representative Capacity)

SIGNATURE GUARANTEE

Name of Firm Issuing Guarantee:_________________________________________________________________
Authorized Signature of Officer:_________________________________________________________________

Title of Officer Signing This Guarantee:___________________________________________________________

Address:_____________________________________________________________________________________

____________________________________________________________________________________________

Area Code and Telephone Number:________________________________________________________________

Dated:_______________________________________________________________________________________